UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2006

Zone Mining Limited
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52086	98-0446135
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

111 Presidential Blvd., Suite 165, Bala Cynwyd, PA, 19004
(Address of Principal Executive Offices) (Zip Code)

 (610) 771-0680
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities And Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

On December 22, 2006, pursuant to a series of securities purchase agreements, we sold 1,250,000 shares of common stock at a purchase price of $0.07 per share resulting in aggregate gross proceeds of $87,500. The foregoing securities were issued in an offering solely to accredited investors of up to 1,500,000 shares of common stock for proceeds of up to $105,000.

The shares were sold in a private placement transaction solely to a limited number of accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder, without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zone Mining Limited

Date: January 9, 2007	By:	/s/ Stephen P. Harrington
Stephen P. Harrington Chief Executive Officer

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